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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 15, 1996 related to the consolidated financial statements and schedule of Summit Medical Systems, Inc., included in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Summit Medical Systems, Inc. for the registration of its Common Stock.

                                          Ernst & Young LLP

Minneapolis, Minnesota

June 27, 1996